Exhibit 10.12

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) by and between DXC Technology Company, a Nevada corporation (the “Company”), and J. Michael Lawrie (the “Executive” and, together with the Company, the “Parties”), shall be effective as of April 3, 2017 (the “Amendment Effective Date”).

WHEREAS, Computer Sciences Corporation and Executive entered into that certain Employment Agreement (the “Employment Agreement”) dated as of February 7, 2012, as amended;

WHEREAS, the Parties now wish to amend the Employment Agreement to reflect the merger of Computer Sciences Corporation with a subsidiary of the Company and certain changes in compensation;

WHEREAS, the Board of Directors of the Company has approved the amendment of the Employment Agreement in the manner reflected herein.

NOW THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:

1.    As of the Amendment Effective Date, all references in the Employment Agreement to “Computer Sciences Corporation” or the “Company” shall instead refer to DXC Technology Company.

2.    As of the Amendment Effective Date, Section 2(b) of the Employment Agreement is hereby amended by replacing “150%” with “200%” and “300%” with “400%” in the second sentence thereof.

3.    As of the Amendment Effective Date, Section 2(c) of the Employment Agreement is hereby amended (i) to eliminate the required mix of 280% Stock Options and 420% PSU Awards; (ii) to provide that the aggregate grant-date value of all equity awards granted for each Fiscal Year commencing during the Term of Employment shall equal 850% of the Base Salary in effect on July 1 of each such Fiscal Year, with the applicable mix of equity awards to be determined by the Board for each Fiscal Year in its discretion; and (iii) to add service-based restricted stock unit awards (“RSU Awards”) under the Omnibus Incentive Plan as a type of award that may be granted by the Company to the Executive on each Annual Grant Date, on terms and conditions substantially the same as the terms and conditions that currently apply under the Employment Agreement to grants of other types of equity awards (including, without limitation, that in the event of a Qualifying Termination or if Executive resigns without Good Reason, in each case on or after April 1, 2017, all outstanding RSU Awards (including any outstanding RSU Awards relating to previously granted Stock Option or PSU Awards that were converted into RSU Awards in connection with a prior or future business combination) will immediately vest and be settled as soon as practicable after the Executive’s status as an employee of the Company is terminated, subject to any required delay as provided in the terms thereof).

4.    Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Employment Agreement. This Amendment may be executed in two or more counterparts each of which shall be legally binding and enforceable.

5.    All terms and provisions of the Employment Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in the Employment Agreement shall include the terms contained in this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment to Employment Agreement effective as of the Amendment Effective Date.

Executive:	For the Company:

/s/ J. Michael Lawrie	By: /s/ William L. Deckelman, Jr.
Signature	Name: William L. Deckelman, Jr. Title: EVP & General Counsel
J. Michael Lawrie
Printed Name

April 3, 2017
Date